Exhibit 10.3

Executive Officer Salaries

Effective April 1, 2013

Executive Officer	Title	Annual Salary (effective April 1, 2013)
Ali, Syed B.	President & CEO	$375,000
Chadwick, Arthur D.	CFO & VP Finance and Admin	$300,000
Jain, Anil K.	Corporate VP IC Design	$300,000
Pangrazio, Vincent P.	SVP & General Counsel	$285,000